UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 21, 2019

Legacy Reserves Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38668	82-4919553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall Street, Suite 1800 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	LGCY	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 8.01	Other Events

As previously disclosed, on June 18, 2019, Legacy Reserves Inc. (“Legacy”) and certain of its subsidiaries (together with Legacy, the “Company”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Bankruptcy Court has granted a motion seeking joint administration of the Chapter 11 Cases under the caption In re Legacy Reserves Inc., et al.

On June 21, 2019, the Bankruptcy Court entered into an interim order (the “Interim Order”) designed to assist Legacy in preserving certain of its tax attributes by establishing notification and hearing procedures relating to transfers of its common stock and setting a final hearing to consider the issues addressed in the Interim Order. The Interim Order required that any entity (as defined in the Bankruptcy Code) seeking to acquire ownership of more than approximately 4.5% of Legacy’s common stock, before such acquisition, file with the Bankruptcy Court a Declaration of Status as a Substantial Shareholder and Declaration of Intent to Accumulate Common Stock.

The foregoing description of the Interim Order does not purport to be complete and is qualified in its entirety by reference to the Interim Order filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Legacy’s Common Stock

Legacy’s stockholders are cautioned that trading in shares of Legacy’s common stock during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. Legacy expects there will be no recovery for any equity holder in the Chapter 11 Cases. Accordingly, Legacy urges extreme caution with respect to existing and future investments in its common stock.

Forward-Looking Statements

This Current Report on Form 8-K may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Legacy expects, believes or anticipates will or may occur in the future, are forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “schedules,” “estimated,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the control of Legacy, which could cause results to differ materially from those expected by management of Legacy. Such risks and uncertainties include, but are not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the ability of the Company to consummate the rights offering and obtain the funding under the Backstop Commitment Agreements; the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the bankruptcy filing on the Company’s business and the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; realized oil and natural gas prices; production volumes, lease operating expenses, general and administrative costs and finding and development costs; future operating results; and the factors set forth under the heading “Risk Factors” in Legacy’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Unless legally required, Legacy undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Interim Order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legacy Reserves Inc.

Dated: June 24, 2019	By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Chief Executive Officer